                                                                     Exhibit 2.3

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into effective
                                          ---------
as of May 12, 1997, by and between Castle Tower Holding Corp., a Delaware corporation ("Buyer"), Bruce W. Neurohr ("B. Neurohr"), Charles H. Jones
              -----                       ----------
("Jones"), Ronald J. Minnich ("Minnich"), Ferdinand G. Neurohr ("F. Neurohr")
  -----                        -------                           ----------
and Terrel W. Pugh ("Pugh").
                     ----

                                    RECITALS
                                    --------

          WHEREAS, Buyer desires to acquire and B. Neurohr, Jones, Minnich, F. Neurohr and Pugh (collectively "Shareholders") desire to sell all of their stock
                                ------------
in TEA Group Incorporated, a Georgia corporation ("TEA"), TeleStructures, Inc.,
                                                   ---
a Georgia corporation ("TeleStructures") and TeleShare, Inc., a Georgia
                        --------------
corporation ("TeleShare"); and
              ---------

          WHEREAS, Buyer and Shareholders have agreed upon the terms of the purchase and sale of the stock of TEA, TeleStructures and TeleShare (collectively "Target Corporations") and desire to evidence such arrangement in
               -------------------
writing;

          NOW, THEREFORE, Buyer and Shareholders, for good and valuable consideration including the covenants, agreements, representations and warranties contained herein, agree as follows:

                                   ARTICLE I
                                   ---------

                                 STOCK INTEREST
                                 --------------

          1.1  TEA Stock.  On the terms and subject to the conditions set forth
               ---------
in this Agreement, Shareholders (other than Pugh) agree to sell and convey to Buyer and Buyer agrees to purchase and accept from Shareholders at the Closing good and indefeasible title to 100% of the issued and outstanding common stock of TEA ("TEA Stock") free and clear of any liens, security interest, claims,
         ---------
charges, restrictions or other encumbrances or adverse rights of any nature ("Encumbrances").
  ------------

          1.2  TeleStructures Stock.  On the terms and subject to the conditions
               --------------------
set forth in this Agreement, Shareholders (other than F. Neurohr and Minnich) agree to effectively sell and convey to Buyer and Buyer agrees to effectively purchase and accept from Shareholders at the Closing good and indefeasible title to 100% of the issued and outstanding common stock of TeleStructures ("TeleStructures Stock") free and clear of any Encumbrances.
  --------------------

          1.3  TeleShare Stock. On the terms and subject to the conditions set
               ---------------
forth in this Agreement, B. Neurohr and Jones agree to sell and convey to Buyer and Buyer agrees to purchase and accept from B. Neurohr and Jones at the Closing good and indefeasible title to 100% of the issued and outstanding common stock of TeleShare ("TeleShare Stock") free and clear of any Encumbrances.
               ---------------

          1.4  Further Assurances.  On the terms and subject to the conditions
               ------------------
set forth in this Agreement, the parties will execute and deliver or cause to be executed and delivered such instruments as may be reasonably requested by any party in order to (i) transfer to Buyer good and indefeasible title in the TEA Stock, TeleStructures Stock and TeleShare Stock free and clear of any Encumbrances, and (ii) otherwise in order to carry out the purpose and intent of this Agreement.

                                   ARTICLE II
                                   ----------

                                 PURCHASE PRICE
                                 --------------

          2.1  Purchase Price.  Buyer shall pay to the aggregate Shareholders in
               --------------
exchange and as consideration for (i) the TEA Stock the sum of $9,871,000.00 ("TEA Purchase Price"), (ii) the TeleStructures Stock the sum of $2,500,000.00
--------------------
("TeleStructures Purchase Price") and (iii) the TeleShare Stock the sum of
  -----------------------------
$1,000.00 ("TeleShare Purchase Price"), in accordance with Section 2.2.
            ------------------------

          2.2  Payment of Purchase Price.
               -------------------------

               (a) Buyer shall at the Closing (as defined in Section 7.1) pay $5,999,000.00 of the TEA Purchase Price to Shareholders (other than Pugh) by bank wire transfer of funds to the account or accounts and in the amounts designated by Shareholders in Exhibit 2.2(a)(1). The $2,000,000
                                           -----------------
     option payment pursuant to the Partnership and Stock Purchase Agreement dated July 31, 1996, by and between Castle Tower TTT Corporation, TEA, TeleStructures, B. Neurohr, Jones and F. Neurohr ("1996 Agreement") shall
                                                        --------------
     be applied against the TEA Purchase Price. The sum of $1,872,000.00 of the TEA Purchase Price shall be deferred and paid on or before the earlier of December 31, 1998 or the initial public offering of Buyer; provided, payment or payments in the aggregate amount of $560,000.00 are made on the deferred obligation on or before April 1, 1998. The deferred obligation shall bear interest at the rate of eight percent (8%) per annum (subject to maximum usury limitations) and be evidenced by promissory notes ("Notes")
                                                                       -----
     delivered at the Closing in the form attached as Exhibit 2.2(a)(2).
                                                      -----------------

               (b) Buyer shall at the Closing pay the TeleStructures Purchase Price via a reverse triangular merger ("Merger") of a subsidiary of Buyer,
                                             ------
     Castle Tower TTT Corporation, a Delaware corporation ("Castle TTT"), into
                                                            ----------
     TeleStructures (TeleStructures being the surviving corporation) and the shareholders of TeleStructures receiving 107,142 shares of Class B stock, $0.01 par value per share, of Buyer and $250,018.00 in cash in exchange for the TeleStructures Stock. The Merger shall be pursuant to the Agreement and Plan of Merger ("Merger Plan") attached as Exhibit 2.2(b).
                          -----------               --------------

               (c) Buyer shall at the Closing pay $1,000.00 of the TeleShare Purchase Price to B. Neurohr and Jones by bank wire transfer of funds to the account or accounts and in the amounts designated by Shareholders in
     Exhibit 2.2(c).
     --------------

                                  ARTICLE III
                                  -----------

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                 ----------------------------------------------

          Each of the Shareholders, jointly and severally, represents and warrants to and for the benefit of Buyer as follows:

          3.1  Organization, Qualification and Capitalization.
               ----------------------------------------------

               (a) TEA is a corporation organized, validly existing and in good standing under the laws of the State of Georgia, and it has all corporate power to own its properties and to carry on its business. Except as specifically disclosed and described in Exhibit 3.1(a), TEA is qualified to
                                             --------------
     do business, and has or had, as applicable, all appropriate or necessary licenses in each jurisdiction or place in which the nature of its business (past or present) or the character of its properties (past or present) requires such registration or licenses, except where the failure to so register, qualify or maintain would not have a material adverse effect on TEA. Attached hereto as Exhibit 3.1(a) is a listing of each jurisdiction
                              --------------
     in which TEA is qualified to do business.

               (b) TeleStructures is a corporation organized, validly existing and in good standing under the laws of the State of Georgia, and it has all corporate power to own its properties and to carry on its business. Except as specifically disclosed and described in Exhibit 3.1(b), TeleStructures
                                                --------------
     is qualified to do business, and has or had, as applicable, all appropriate or necessary licenses in each jurisdiction or place in which the nature of its business (past or present) or the character of its properties (past or present) requires such registration or licenses, except where the failure to so register, qualify or maintain would not have a material adverse effect on TeleStructures. Attached hereto as Exhibit 3.1(b) is a listing
                                                   --------------
     of each jurisdiction in which TeleStructures is qualified to do business.

               (c) TeleShare is a corporation organized, validly existing and in good standing under the laws of the State of Georgia, and it has all corporate power to own its properties and to carry on its business. Except as specifically disclosed and described in Exhibit 3.1(c), TeleShare is
                                                --------------
     qualified to do business, and has or had, as applicable, all appropriate or necessary licenses in each jurisdiction or place in which the nature of its business (past or present) or the character of its properties (past or present) requires such registration or licenses, except where the failure to so register, qualify or maintain would not have a material adverse effect on TeleShare. Attached hereto as Exhibit 3.1(c) is a listing of
                                              --------------
     each jurisdiction in which TeleShare is qualified to do business.

          3.2  Capitalization.
               --------------

               (a) The authorized capital stock of TEA consists of 10,000 shares of common stock, $1.00 par value, of which (a) 550 shares are issued and outstanding and (b) no shares are issued and held in TEA's treasury. All of the issued and outstanding shares of TEA common stock are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. Except as set forth in Exhibit 3.2(a), each of the
                                                   --------------
     Shareholders of TEA own, beneficially and of record, good title to all of such outstanding shares of TEA common stock as set forth in Exhibit 3.2(a).
                                                                 --------------
     There are no existing options, subscriptions, warrants, convertible securities, or other rights of any nature ("Options") issued, granted or
                                                 -------
     binding upon TEA to issue or purchase or otherwise acquire any security of or equity interest in TEA except as set forth on Exhibit 3.2(a).
                                                      --------------

               (b) The authorized capital stock of TeleStructures consists of 10,000 shares of common stock, $1.00 par value, of which (a) 1,000 shares are issued and outstanding and (b) no shares are issued and held in TeleStructures' treasury. All of the issued and outstanding shares of TeleStructures common stock are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. Each of the Shareholders of TeleStructures own, beneficially and of record, good title to all of such outstanding shares of TeleStructures common stock as set forth in Exhibit 3.2(b). Except as set
                                                 --------------
     forth in Exhibit 3.2(b) there are no existing Options issued, granted or
              -------------
     binding upon TeleStructures to issue or purchase or otherwise acquire any security of or equity interest in TeleStructures.

               (c) The authorized capital stock of TeleShare consists of 10,000 shares of common stock, $1.00 par value, of which (a) 1,000 shares are issued and outstanding and (b) no shares are issued and held in TeleShare's treasury. All of the issued and outstanding shares of TeleShare common stock are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. Each of the Shareholders of TeleShare own, beneficially and of record, good title to all of such outstanding shares of TeleShare common stock as set forth in Exhibit 3.2(c). There are no existing Options issued, granted or
              --------------
     binding upon TeleShare to issue or purchase or otherwise acquire any security of or equity interest in TeleShare except as set fort in the TeleShare Shareholders Agreement.

          3.3  Financial Information.
               ---------------------

               (a)  TEA has furnished to Buyer in Exhibit 3.3(a) copies of the
                                                  --------------
     audited balance sheet of TEA as of December 31, 1996 and the related audited statements of income, retained earnings and cash flows of TEA for the year ended December 31, 1996 and (ii) the unaudited balance sheet of TEA as of March 31, 1997 and the related unaudited statement of income of TEA for the period ending March 31, 1997 ("TEA Financial Statements"). The
                                                ------------------------
     TEA Financial Statements, including the notes thereto, have been prepared in accordance with general accepted account principles ("GAAP") on a
                                                              ----
     consistent basis throughout the periods involved, and fairly present the statement of assets and liabilities and statements of income, retained earnings and cash flows of TEA as of the dates and for the periods indicated; provided, the unaudited TEA Financial Statements do not contain notes, general year end adjustments or statements of retained earnings or cash flow. Except as set forth in Exhibit 3.3(a) since March 31, 1997, TEA has not incurred any material
        --------------
     obligation or liability (contingent or otherwise) which is not in the ordinary course of business or which is inconsistent with past business practices of TEA, nor has there occurred any loss or material injury to TEA's assets or business as the result of any fire, accident, act of God or public enemy, or other casualty, or any other adverse material change in TEA's assets or business or in the condition (financial or otherwise) of TEA's business. Further, TEA is and since January 1, 1992 has been a corporation subject to Federal income taxation pursuant to Subchapter S of the Code.

          (b) TeleStructures has furnished to Buyer in Exhibit 3.3(b) attached
                                                       --------------
     copies of (i) the unaudited Balance Sheet of TeleStructures as of December 31, 1996 and the related unaudited statement of income of TeleStructures for the year ended December 31, 1996 and (ii) the unaudited balance sheet of TeleStructures as of March 31, 1997 and the related unaudited statement of income of TeleStructures for the period ending March 31, 1997 ("TeleStructures Financial Statements"). The TeleStructures Financial
     -------------------------------------
     Statements, including the notes thereto, have been prepared in accordance with GAAP on a consistent basis throughout the periods involved, and fairly present the statement of assets and liabilities and statement of income of TeleStructures as of the dates and for the periods indicated; provided, the unaudited TeleStructures Financial Statements do not contain notes, general year end adjustments or statements of retained earnings or cash flow. Except as set forth in Exhibit 3.3(b) since March 31, 1997, TeleStructures
                            --------------
     Financial Statements, TeleStructures has not incurred any material obligation or liability (contingent or otherwise) which is not in the ordinary course of business or which is inconsistent with past business practices of TeleStructures, nor has there occurred any loss or material injury to TeleStructures's assets or business as the result of any fire, accident, act of God or public enemy, or other casualty, or any other adverse material change in TeleStructures's assets or business or in the condition (financial or otherwise) of TeleStructures's business. Further, TeleStructures is and always has been a corporation subject to Federal income taxation pursuant to Subchapter S of the Code.

          (c) TeleShare has furnished to Buyer in Exhibit 3.3(c) attached copies
                                                  --------------
     of (i) the unaudited balance sheet of TeleShare as of December 31, 1996 and the related unaudited financial statements of income of TeleShare for the period ending December 31, 1996 and (ii) the unaudited balance sheet of TeleShare as of March 31, 1997 and the related unaudited statement of income of TeleShare for the period ending March 31, 1997 ("TeleShare
                                                                ---------
     Financial Statements").  The TeleShare Financial Statements have been
     --------------------
     prepared in accordance with GAAP on a consistent basis throughout the periods involved, and fairly present the statements of assets and liabilities and statement of income of TeleShare as of the dates and for the periods indicated; provided, the unaudited TeleShare Financial Statements do not contain notes, general year end adjustments or statements of retained earnings or cash flow. Except as set forth in Exhibit 3.3(c)
                                                                --------------
     since March 31, 1997, TeleShare has not incurred any material obligation or liability (contingent or otherwise) which is not in the ordinary course of business or which is inconsistent with past business practices of TeleShare, nor has there occurred any loss or material injury to TeleShare's assets or business as the result of any fire, accident, act of God or public enemy, or other casualty, or any other adverse material change in TeleShare's asset or business or in the condition (financial or otherwise) of TeleShare's business. Further, TeleShare is and always has been a corporation subject to Federal income taxation pursuant to Subchapter C of the Code.

          3.4  Absence of Specified Changes.  Except as specifically disclosed
               ----------------------------
and described in Exhibit 3.4, since July 31, 1996, as to each of the Target
                 -----------
Corporations there has not been any:

               (a) Transaction by a Target Corporation except in the ordinary course of the applicable business as conducted on that date;

               (b) Capital expenditure by a Target Corporation exceeding $10,000.00;

               (c) Material adverse change in the financial condition, liabilities, assets or business of a Target Corporation;

               (d) Destruction, damage to or loss of any assets of a Target Corporation (whether or not covered by insurance) that, individually or in the aggregate, materially and adversely affects the financial condition, business or assets of a Target Corporation;

               (e) Labor trouble or unrest or other event or condition of any character that materially and adversely affects the financial condition, business or assets of a Target Corporation;

               (f) Change in accounting methods or practices by a Target Corporation;

               (g) Revaluation (excluding normal GAAP depreciation and amortization and ordinary course adjustments in receivables and bad debt expense) by a Target Corporation of any of its assets;

               (h) Increase in the salary or other compensation payable or to become payable by a Target Corporation to any of its employees, or the declaration, payment or commitment or obligation of any kind for the payment by a Target Corporation of a bonus or other additional salary or compensation to any such persons;

               (i) Sale, transfer or lease of any asset of a Target Corporation except in the ordinary course of business;

               (j) Amendment or termination of any contract, agreement or license to which a Target Corporation is a party, except in the ordinary course of business;

               (k) Loan by a Target Corporation to any person, or guaranty by a Target Corporation of any loan or other obligation;

               (l) Borrowing, or incurring of debt for borrowed money, in excess of $ 10,000.00 by a Target Corporation;

               (m) Encumbrance of any asset of a Target Corporation;

               (n) Waiver or release of any right or claim of a Target Corporation, except in the ordinary course of business;

               (o) Dividend , distribution or bonus payment by a Target Corporation;

               (p) Other known or contemplated events or conditions of any character that, individually or in the aggregate, have or are likely to have a material adverse effect (past, present or future) on the financial condition, liabilities, business or assets of a Target Corporation; or

               (q) Agreement or act by a Target Corporation to do or incur any of the foregoing.

          3.5  Absence of Undisclosed Liabilities.  Each of the Target
               ----------------------------------
Corporations do not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not fully and clearly reflected or reserved against in the TEA Financial Statements, TeleStructures Financial Statements or TeleShare Financial Statements, as applicable, or otherwise specifically disclosed and described in
Exhibit 3.5. Further, each business conducted by a Target Corporation has,
-----------
except as described in Exhibit 3.5 been operated in compliance with all
                       -----------
applicable laws, rules and regulations including without limitation, any environmental laws other than those which do not in the aggregate or individually materially affect such business.

          3.6  Real Property.
               -------------

               (a) A description of (i) all real property owned, directly or indirectly, by a Target Corporation (as indicated) and (ii) each lease of real property under which a Target Corporation (as indicated) is a lessee, lessor, sublessee or sublessor is attached as Exhibit 3.6.
                                                   -----------

               (b) Except as specifically disclosed and described in Exhibit
                                                                     -------
     3.6, as to such real property or leaseholds:

                    (i) The applicable Target Corporation is not in default with respect to any material term or condition of any such lease, mortgage or other obligations relating to such real property or leaseholds, nor has any event occurred that through the passage of time or the giving of notice, or both, would constitute a default thereunder by the applicable Target Corporation or would cause the acceleration of any obligation of the applicable Target Corporation or the creation of an Encumbrance upon any asset of the applicable Target Corporation.

                    (ii) All of the real property and leasehold fixtures and other improvements are in good operating condition and have been maintained on a basis consistent with good and prudent business practices;

                    (iii) The applicable Target Corporation is not in violation of any foreign, federal, state or local laws, regulations, rules, ordinances or code (including laws and rules promulgated by quasi-governmental agencies) ("Applicable Laws") the violation of which
                                   ---------------
          would have a material adverse effect on such Target Corporation; and

                    (iv) To Shareholders' knowledge and belief there is not constructed, deposited, stored, disposed, placed or located on any of the real property or leaseholds described in Exhibit 3.6 (i) asbestos
                                                       -----------
          in any form that has become friable; (ii) urea formaldehyde foam insulation; (iii) transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; and (iv) there are no hazardous wastes or substances requiring remediation under Applicable Laws. Further, Shareholders do not suspect there are any hazardous wastes or substances on such real property or leaseholds.

          3.7  Inventories.  Each of the Target Corporations have no inventory
               -----------
type assets and does not need any such assets in its business.

          3.8  Other Tangible Personal Property.  A description and the location
               --------------------------------
of each item of tangible personal property owned or leased (as indicated) by each of the Target Corporations (as indicated) with a value in excess of $1,000 is specifically described on Exhibit 3.8. A description and the location of each
                             -----------
item of tangible personal property leased by each of the Target Corporations (as indicated) with a value in excess of $1,000 is described of Exhibit 3.8.
                                                            -----------

          3.9  Intangible Personal Property.  Any and all interests in any
               ----------------------------
patent, patent application, invention disclosure, trade secret, trademark, trademark registration, trade name, copyright, copyright registration or application for any of the foregoing owned or held by each of the Target Corporations are described in Exhibit 3.9. To Shareholders' knowledge and
                              -----------
belief, the conduct of the business held by each of the Target Corporations does not conflict with or infringe upon any patents, trademarks, trade secrets, copyrights, trade names or proprietary rights of any other person. Shareholders are not aware of any conduct of any third person that conflicts with or infringes upon any patents, trademarks, trade secrets, copyrights, trade names or proprietary rights of a Target Corporations.

          3.10  Title to Assets.  Each of the Target Corporations has good and
                ---------------
marketable title to all of its assets, whether tangible or intangible, real, personal or mixed, and such assets constitute all of the assets and interests in assets that are reasonably necessary or used in the conduct of such corporation's business as currently being conducted. Except as specifically contemplated by this Agreement or disclosed and described in Exhibit 3.10, all
                                                             ------------
of the assets of each of the Target Corporations are free and clear of Encumbrances. Each of the Target Corporations is in possession of all real and personal property leased to it by other persons.

          3.11  Relationships with Suppliers and Customers.  Except as
                ------------------------------------------
specifically disclosed and described in Exhibit 3.11, no supplier or customer of
                                        ------------
a Target Corporation has indicated any intention to terminate or reduce its business with such corporation, and Shareholders are not aware that any such suppliers or customers are contemplating the termination or a reduction of their business with a Target Corporation.

          3.12  Labor Relations.  Except as specifically disclosed and described
                ---------------
in Exhibit 3.12:
   ------------

                (a) There is no unfair labor practice complaint against any of the Target Corporations pending before the National Labor Relations Board or any state or local agency, no pending labor strike or other material labor trouble affecting any of the Target Corporations, material labor grievance pending against any of the Target Corporations and no pending representation question respecting the employees of any of the Target Corporations. None of the Target Corporations has ever experienced any labor dispute, strike or work stoppage since January 1, 1991.

                (b) No proceedings or claims are pending or, to the knowledge of the Shareholders, threatened against any of the Target Corporations with respect to any violation or alleged violation of Applicable Laws prohibiting discrimination on any basis including, without limitation, on the basis of race, color, religion, sex, national origin or age.

                (c) No proceedings or claims are pending or, to the knowledge and belief of the Shareholders, threatened against any of the Target Corporations with respect to any violation or alleged violation of any Applicable Laws relating to the employment of labor since January 1, 1991, including, without limitation, those related to wages, hours or collective bargaining. Each of the Target Corporations have complied in all material respects with all Applicable Laws relating to employment of labor. Each of the Target Corporations have made all payments and withholdings of taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate governmental authorities, or is holding for payment not yet due to such authorities, all amounts required to be withheld from personnel (including former personnel) of any of the Target Corporations, and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any Applicable Laws relating to the foregoing.

          3.13  Employment and Compensation Arrangements.
                ----------------------------------------

                (a) There are no collective bargaining agreements or other labor agreements to which any of the Target Corporations is or was a party or by which it is bound. Exhibit 3.13(a) hereto sets forth a true and complete
                         ---------------
     list and description of (i) each employment, profit sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, welfare or incentive plan or contract to which any of the Target Corporations is a party, or by which it is bound and (ii) each plan and agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to the personnel (including former personnel) of any of the Target Corporations. Each of the Target Corporations is not in default with respect to any term or condition thereof, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default by any of the Target Corporations thereunder or would cause the acceleration of any obligation of any of the Target Corporations. Exhibit
                                                                        -------
     3.13(a) also sets forth the names of all salaried employees of the Target
     -------
     Corporations and the rate at which each such employee is compensated. Except as specifically shown on Exhibit 3.13(a), to the knowledge and
                                     ---------------
     belief of the Shareholders no employee has any claim against any of the Target Corporations (or any basis therefor) for any loss, cost, expense, damages, indemnification or liability of any kind except for accrued base salaries, vacation pay and reimbursement of normal business expenses.

                (b) With respect to plans of any of the Target Corporations described in Section 3.13(a) ("Covered Plans"), all of the following
                                    -------------
     statements are true and complete.

                    (i) Each of the Target Corporations and TEA Shareholders have not engaged in a transaction in connection with any Covered Plan with respect to which any of the Target Corporations could be subject to either a civil penalty assessed pursuant to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code
                                                    -----
          including ERISA (S)502(i) and Code (S) 4975.

                    (ii)   Except as otherwise disclosed in Exhibit 3.13(b), the
                                                            ---------------
          Covered Plans comply in all material respects with and have been operated in accordance with the requirements of ERISA and Code including the reporting and disclosure rules and, where applicable, the continuation health coverage rules. None of the Target Corporations shall incur any penalty, charge or other loss as a result of any exception set forth in Exhibit 3.13(b).
                                        ---------------

                    (iii) Full payment has been made through Closing Date of all amounts which have been required to be paid pursuant to the Covered Plans.

                    (iv) None of the Target Corporations has or is involved with a pension plan including a multi-employer pension plan.

                    (v) There are no material adverse claims, pending or overtly threatened, involving any Covered Plan, nor to Shareholders' knowledge and belief, is there any reasonable basis to anticipate any such claim.

               (c) All obligations of any of the Target Corporations relating to its personnel (including former personnel), whether arising by operation of law or by contract for payments by any of the Target Corporations to trusts or other funds or to any governmental agency with respect to workers compensation, unemployment compensation, social security or any other benefits for its personnel with respect to employment of such persons have been timely paid. All obligations of each of the Target Corporations with respect to its personnel, whether arising by operation of law or by contract for salaries, vacation and holiday pay, sick pay, bonuses, other forms of compensation or other benefits payable to such personnel in respect of the services rendered have been timely paid.

          3.14 Insurance.  All of the insurance policies under which any of the
               ---------
Target Corporations or any of its assets or its personnel are insured are disclosed and described in Exhibit 3.14. All such policies are in full force
                           ------------
and effect. To Shareholders' knowledge and belief, each of the Target Corporations maintain insurance in such amounts and of such character as Shareholders reasonably believe to be adequate for the business conducted by the Target Corporations.

          3.15 Contracts.
               ---------

               (a) With respect to each of the leases, contracts, agreements, arrangements, obligations or commitments ("Contracts") to which any of the
                                                ---------
     Target Corporations is a party, or by which any of the Target Corporations or its properties are bound, and which materially affect any of the Target Corporations, its assets or business, except as specifically disclosed and described in Exhibit 3.15(a):
                  ---------------

                   (i) Each Contract is in full force and effect, is a valid and binding agreement of the applicable Target Corporation and, to the knowledge and belief of Shareholders, of the other parties thereto;

                   (ii) Each of the Target Corporations has fulfilled all material obligations required of it pursuant to each applicable Contract except as to such obligations which have not been required to be fulfilled;

                   (iii) There is no default or event that with notice or lapse of time, or both, would constitute a default by any Target Corporation under any of the Contracts or, to the knowledge and belief of Shareholders by any other party to any of the Contracts; and

                   (iv)  Except as specifically disclosed and described in
          Exhibit 3.15(a),  none of the Target Corporations has received notice
          ---------------
          that any party to any of the Contracts intends to cancel or terminate any of the Contracts. None of the Target Corporations is a party to, nor is any Target Corporation property subject to or bound by, any Contract that is materially adverse to the business, properties or financial condition of the Target Corporations assuming the terms and conditions of the Contract are satisfied by all parties thereto.

               (b) Except as specifically disclosed and described in Exhibit
                                                                     -------
     3.15(b), none of the Target Corporations is a party to, nor is its property
     -------
     bound by, any Contract not entered into in the ordinary course of business or any Contract requiring the performance by the Target Corporations of any obligation for a period of time extending beyond one year from date hereof or calling for aggregate consideration of more than $10,000.00.

               (c) A schedule and description of all material Contracts to which any of the Target Corporations is a party, or by which any of the Target Corporations or its properties are bound is attached as Exhibit 3.15(c).
                                                             ---------------

          3.16 Licenses.  Each of the Target Corporations has all material
               --------
licenses, franchises, permits and authorizations ("Licenses") that are necessary
                                                   --------
for the lawful conduct of the business of the Target Corporation, and the material Licenses are listed on Exhibit 3.16. Except as specifically disclosed
                                ------------
and described in Exhibit 3.16, each of the Target Corporations is not in
                 ------------
violation of any Applicable Laws relating to the Licenses.

          3.17 Litigation.  There is no suit, action, arbitration or legal,
               ----------
administrative or other proceeding or governmental investigation pending or, to the knowledge and belief of Shareholders threatened or contemplated, against or affecting a Target Corporation or any of their assets, businesses or financial condition. Each of the Target Corporations is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Each of the Target Corporations is not currently engaged in any legal action to recover moneys due or damages sustained by the Target Corporation, or arising out of a Target Corporation's business.

          3.18 Agreement Not In Breach of Other Instruments.  Except as
               --------------------------------------------
specifically disclosed and described in the Exhibit 3.18, the execution and
                                            ------------
delivery of this Agreement and the consummation of the transactions contemplated herein will not result in or constitute any of the following: (a) a default or an event that, with the giving of notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation, Bylaws or other constituent documents of a Target Corporation or any Contract to which a Target Corporation is a party or by which a Target Corporation or its property is bound; (b) an event that would permit any party to terminate any Contract or to accelerate the maturity of any indebtedness or other obligation of a Target Corporation; or (c) the creation or imposition of any Encumbrance on any of the properties of a Target Corporation except as specifically contemplated by this Agreement.

          3.19 Authorization of Agreement.  Shareholders, as applicable, have
               --------------------------
all the requisite right, legal capacity and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. This

Agreement and all other agreements, documents and instruments to be executed and delivered in connection herewith have been effectively authorized by all necessary action (including TeleStructures' approval and authorization to consummate the Merger), which authorizations remain in full force and effect and have been duly executed and delivered by Shareholders, as applicable, and no other proceedings on the part of a Shareholder are required to authorize this Agreement or the transactions contemplated herein (including the Merger). This Agreement constitutes the legal, valid and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

          3.20 Consents and Approvals.  To Shareholders' knowledge and belief,
               ----------------------
no authorization, consent or approval of any public body, authority or any third person is necessary for Shareholders, as applicable, to transfer TEA Stock, TeleStructures Stock or TeleShare Stock as contemplated by this Agreement and to consummate the other transactions and transfers contemplated in this Agreement except (including consummation of the Merger) as specifically disclosed in
Exhibit 3.20 or which have been obtained.
------------

          3.21 Brokers.  None of the Shareholders or Target Corporations have
               -------
retained any broker or finder or agreed to become obligated to pay any fee or commission to any broker or finder for or on account of the transactions contemplated by this Agreement except the commission or compensation due to The Robinson-Humphrey Company, Inc. as described in Exhibit 3.21. Shareholders
                                                ------------
shall pay any commission or compensation due to The Robinson-Humphrey Company, Inc. Shareholders agree to indemnify and hold and save harmless Buyer from any claim or demand for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of any Shareholder or Target Corporation.

          3.22 Prior Representation and Covenants.  The warranties and
               ----------------------------------
representations of Sellers and TEA Shareholders pursuant to the 1996 Agreement were true and complete when made and except as disclosed in Exhibit 3.22 or as
                                                            ------------
specifically permitted or contemplated by the 1996 Agreement or this Agreement, Sellers and TEA Shareholders have performed or complied with all covenants and agreements required to be performed by them in the 1996 Agreement. For purposes of this Section 3.22, "Sellers" and "TEA Shareholders" have the meaning contained in the 1996 Agreement.

          3.23 Code Section 338 (h)(10) Election.  The Shareholders and TEA
               ---------------------------------
(assuming Castle also timely executes the Code Section 338(h)(10) election) can make a valid Code Section 338(h)(10) election for TEA including execution of a valid IRS Form 8023-A with a Code Section 338(h)(10) election relating to TEA. The Shareholders will be "S corporation shareholders" pursuant to Treasury Regulation Section 1.338(h)(10)-1 as to TEA upon the filing of a Code Section 338(h)(10) election for TEA. Except as indicated in Exhibit 3.23, TEA has no
                                                     ------------
built-in gains which could be subject to federal taxation pursuant to Code
Section 1374 at the corporate level or income/gains which could be subject to state taxation at the corporate level as a result of the deemed asset sale and liquidation with a Code Section 338(h) (10) election (or similar election at the state level).

          3.24  Full Disclosure.  The information provided by Shareholders to
                ---------------
Buyer in this Agreement including the documents delivered pursuant hereto or pursuant to the covenants and agreements contained in the 1996 Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein, or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore delivered or made available to Buyer pursuant hereto were complete and accurate copies of such documents. Except with respect to (i) matters relating to cellular and antenna and tower technology, (ii) matters relating to public and governmental attitudes and policies with respect to cellular service and antennas and towers and (iii) other matters that are outside the control of Shareholders, there is no fact known to Shareholders that materially and adversely effects the business, prospects, conditions, affairs, or operations of the Target Corporations or any of their properties or assets that has not been fully described in this Agreement or the Exhibits hereto.


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                    OF BUYER
                                    --------

          Buyer represents and warrants to and for the benefit of Shareholders as follows:

          4.1   Organization, Qualification and Capitalization.
                ----------------------------------------------

               (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power to own its properties and to carry on its business as now owned and operated by Buyer. Except as specifically disclosed and described in Exhibit 4.1(a), Buyer is qualified to do business, and has all
                  --------------
     appropriate or necessary licenses in each jurisdiction or place in which the nature of its business or the character of its properties require such registration, except where the failure to so register or qualify would not have a material adverse effect on Buyer. Attached hereto as Exhibit 4.1(a)
                                                                  --------------
     is a listing of each jurisdiction in which the Buyer is qualified to do business.

               (b) Castle TTT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power to own its properties and to carry on its business as now owned and operated by Castle TTT. Except as specifically disclosed and described in Exhibit 4.1(b), Castle TTT is qualified to do business, and
                  ---------------
     has all appropriate or necessary licenses in each jurisdiction or place in which the nature of its business or the character of its properties require such registration, except where the failure to so register or qualify would not have a material adverse effect on Castle TTT. Attached hereto as
     Exhibit 4.1(b) is a listing of each jurisdiction in which Castle TTT is
     --------------
     qualified to do business.

          4.2  Authorization of Agreement.  Buyer has all the requisite right,
               --------------------------
legal capacity and authority, corporate or otherwise, to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated herein. This Agreement and all other agreements, documents and instruments to be executed and delivered in connection herewith have been effectively authorized by all necessary action (including Castle TTT's approval and authorization to consummate the Merger), corporate or otherwise, which authorizations remain in full force and effect and no other corporate proceedings are required to authorize this Agreement or the transactions contemplated herein (including the Merger). This Agreement constitutes the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

          4.3  Consents and Approvals.  To Buyer's knowledge and belief, no
               ----------------------
authorization, consent, or approval of any public body, authority or any third person is necessary for Buyer to acquire the TEA Stock, TeleStructures Stock or TeleShare Stock as contemplated by this Agreement and to consummate the transactions contemplated in this Agreement (including the Merger) except as specifically disclosed and described on Exhibits attached hereto.

          4.4  Agreement Not In Breach of Other Instruments.  Except as
               --------------------------------------------
specifically disclosed and described in Exhibit 4.4, the execution and delivery
                                       ------------
of this Agreement and the consummation of the transactions contemplated herein will not result in or constitute any of the following: (a) a default or an event that, with the giving of notice or lapse of time or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of Buyer or any Contract to which Buyer is a party or by which Buyer or the property of Buyer is bound; (b) an event that would permit any party to terminate any Contract or to accelerate the maturity of any indebtedness or other obligation of Buyer; or (c) the creation or imposition of any Encumbrance on any of the properties of Buyer.

          4.5  Brokers.  Neither Buyer nor Castle TTT has retained any broker or
               -------
finder or agreed to become obligated to pay any fee or commission to any broker or finder for or on account of the transactions contemplated by this Agreement. Buyer agrees to indemnify and hold and save harmless Seller from any claim or demand for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of Buyer or Castle TTT.

          4.6  Buyer Stock.  The stock of Buyer when issued to B. Neurohr, Jones
               -----------
and Pugh pursuant to the Merger will be legally and validly issued, fully paid and nonassessable, and not in violation of the preemptive rights of any person.

          4.7  Buyer Sale or Merger.  Buyer is not currently discussing or
               --------------------
negotiating the sale or merger of its business [including the business of Castle Tower Corporation, a Delaware corporation ("CTC")] with any publicly traded
                                            ---
corporation.

                                   ARTICLE V
                                   ---------

                                   COVENANTS
                                   ---------

          5.1  Shareholders' Covenants.  Shareholders covenant and agree to do
               -----------------------
the following:

               (a) Shareholders will cooperate fully with Buyer as to arrangements for the transfer of the TEA Stock, TeleStructures Stock and TeleShare Stock to Buyer at the Closing as contemplated by this Agreement including consummation of the Merger.

               (b) Shareholders will, upon request of Buyer, from time to time execute and deliver such further documents and instruments, and will do or use its best efforts to cause to be done such further acts as Buyer may reasonably request to more completely consummate and make effective the transactions contemplated hereby.

               (c) Shareholders will promptly notify Buyer in writing if a Shareholder becomes aware of any material fact or condition that makes untrue, or shows to have been untrue, any material representation or warranty made by a Shareholder in this Agreement, and shall promptly notify Buyer of any material breach by a Shareholder of any covenant or agreement in this Agreement.

          5.2  Buyer's Covenants.   Buyer covenants and agrees with
               -----------------
Shareholders as follows:

               (a) Buyer will fully cooperate with Shareholders to arrange the transfer of the TEA Stock, TeleStructures Stock and TeleShare Stock to the Buyer at the Closing as contemplated by this Agreement including consummation of the Merger.

               (b) Buyer will, upon request of a Shareholder, from time to time execute and deliver such further documents and instruments, and will do or use its best efforts to cause to be done such further acts as a Shareholder may reasonably request to more completely consummate and make effective the transactions contemplated hereby.

               (c) Buyer will promptly notify Shareholders in writing if Buyer becomes aware of any material fact or condition that makes untrue, or shows to have been untrue, any material representation or warranty made by Buyer in this Agreement, and shall promptly notify Shareholders of any material breach by Buyer of any covenant or agreement in this Agreement.

                                  ARTICLE VI
                                  ----------

                     CERTAIN UNDERSTANDINGS AND AGREEMENTS
                     -------------------------------------

          6.1  Security Representations.
               ------------------------

               (a) Each of B. Neurohr, Jones and Pugh represents and warrants as to any stock or security of Buyer, he will or may acquire that (i) he is aware that stock and securities of Buyer issued to him will not be registered under the Securities Act of 1933, as amended ("Securities Act")
                                                               --------------
     or the securities laws of any state, in reliance upon certain exemptions from registration, (ii) he will be acquiring such stock or securities solely for his account and not for the account of an other person, (iii) he will not be investing with the present intent of reselling, transferring or subdividing all or any portion of such stock or securities to any other person, (iv) he has adequate means of providing for current financial need and possible contingencies exclusive of any such investment, (v) such investment will be immaterial in relation to his net worth and anticipated earnings and (vi) he is an "accredited investor" pursuant to Regulation D promulgated by the Securities Exchange Commission pursuant to the Securities Act ("Regulation D").
                      ------------

               (b)  Buyer represents and warrants   as to any stock or security
     of TEA, TeleStructures or TeleShare, it will or may acquire that (i) it is aware that stock and securities of such entities issued to it will not be registered under the Securities Act or the securities laws of any state, in reliance upon certain exemptions from registration, (ii) it will be acquiring such stock or securities solely for its account and not for the account of an other person, (iii) it will not be investing with the present intent of reselling, transferring or subdividing all or any portion of such stock or securities to any other person, (iv) it has adequate means of providing for current financial needs and possible contingencies exclusive of any such investment, (v) such investment will be immaterial in relation to its net worth and anticipated earnings and (vi) it is an "accredited investor" pursuant to Regulation D.

          6.2  Buyer's Stockholder Agreement.  All Buyer's Class B Stock issued
               -----------------------------
pursuant to the Merger is subject to the terms and conditions of the Stockholder Agreement attached as Exhibit 6.2 ("Buyer's Stockholder Agreement").
                      ---------------------------------------------

          6.3  Buyer and CTC Directors.  B. Neurohr and Jones will generally
               -----------------------
have the right to be present at the board of directors meetings of Buyer and CTC or their successors; provided, it is understood that the board of directors of Buyer and CTC have certain fiduciary or confidential obligations and will have certain fiduciary or confidential matters to discuss outside the presence of non directors. Further, the right of B. Neurohr and Jones to be present at board of directors meetings of Buyer and CTC pursuant to this Section 6.3 shall terminate upon a public offering by Buyer or Buyer becoming part of a publicly traded group.

          6.4  [Reserved].

          6.5  Nondisclosure of Confidential Information.
               ------------------------------------------

               (a) Shareholders shall at all times (commencing on the date of this Agreement) use best efforts to keep and maintain Confidential Information relating to the business and assets of TEA and Telestructures confidential, and Shareholders will not at any time, either directly or indirectly, use such Confidential Information for his own benefit, or divulge, disclose or communicate such Confidential Information to any person in any manner whatsoever, except as contemplated by this Agreement or required by Applicable Law or necessary to perform work as an employee of Buyer or an affiliated person.

               (b) Shareholders shall at all times use best efforts to keep and maintain Confidential Information relating to the business and assets of Buyer confidential, and Shareholders will not at any time, either directly or indirectly, use such Confidential Information for his own benefit, or divulge, disclose or communicate such Confidential Information to any person in any manner whatsoever, except as contemplated by this Agreement or required by Applicable Law or as necessary to perform work as an employee of Buyer or an affiliated person.

               (c)  "Confidential Information" shall mean any and all
                    ------------------------
     information related to the business and the assets of the applicable person and the operations related thereto, including, without limitation, all information concerning pricing and pricing policies, marketing techniques, suppliers, methods and manner of operations, employee names, employee compensation and benefits and information relating to the identity and location of all past, present, and prospective clients; provided, such information does not include information that is or becomes publicly available other than as a result of acts by a party or its representative in violation of this Section 6.5.

               (d) The nondisclosure requirements of this Section 6.5 shall apply to all of the agents, representatives and employees of the applicable person, and such persons shall use reasonable efforts to cause each of his agents, representatives and employees having access to Confidential Information to be timely made aware of the substance of Section 6.5. Further, each of the applicable persons shall use reasonable efforts to cause either of their agents, representatives and employees to (i) keep and maintain Confidential Information confidential and (ii) not use any Confidential Information except as permitted in this Section 6.5.

          6.6  Non-Competition Agreements.
               --------------------------

               (a) The Shareholders agree that none of them or any affiliate will at any time within the 60 month period following the Closing (directly or indirectly) engage in, or have any interest in, any person (whether as an agent, partner, security holder, creditor, consultant or otherwise) other than with Buyer or an affiliated person that engages in any Prohibited Activity as defined in this Section 6.6(a). The geographical scope of this non-competition provision shall be limited to the United States and those other countries in which TEA or TeleStructures engage in a

     Prohibited Activity within the 12 month period preceding the date of this Agreement and through the Closing and each subdivision thereof including states, provinces, counties, parishes and cities ("Sellers Restricted
                                                        ------------------
     Territories").  Notwithstanding the foregoing, Shareholders (including
     -----------
     their Affiliates) may be the owner of not more than 2% (in the aggregate) of the outstanding capital stock of any publicly traded corporation engaged in a Prohibited Activity or an unlimited amount of the stock of Buyer or its successor. For purposes of this Section 6.6(a), "Prohibited Activity"
                                                           -------------------
     shall mean (i) any activity described in Section 6.6(d)(i) and any other activity that is the same as, similar to, or competitive with any activity engaged in by TEA or by TeleStructures in the 12 month period preceding the date of this Agreement and through the Closing, (ii) soliciting, consulting with, being employed by or acting as an agent for (directly or indirectly) any prior or existing client or competitor of the TEA or TeleStructures (if applicable) with respect to those activities specified in (i) above, and
     (iii) soliciting, inducing or enticing the employment or hire of any employee of TEA or TeleStructures.

               (b) The Shareholders agree that none of them or any affiliate will at any time prior to and within the 60 month period following the Closing (directly or indirectly) engage in, or have any interest in, any person (whether as an agent, partner, security holder, creditor, consultant or otherwise other than with Buyer or an affiliated person) that engages in any Prohibited Activity, as defined in this Section 6.6(b). The geographical scope of this non-competition provision shall be limited to the United States, Puerto Rico, United Kingdom and those other countries in which Buyer, CTC, Spectrum Site Management Corporation, a Delaware corporation ("Spectrum"), Castle Tower Corporation (PR), a Puerto Rican
                   --------
     corporation ("CTC(PR)"), Castle Transmission International Ltd., an English
                   ------
     and Wales corporation ("CTI Ltd."), Castle Transmission Services (Holdings)
                             --------
     Ltd., an English and Wales corporation ("CTS Ltd."), Castle Transmission
                                              --------
     (Finance) Plc, an English and Wales corporation ("CTF Plc"), or any other
                                                       -------
     Buyer affiliate, if applicable, engage in a Prohibited Activity within the 12 month period preceding the date of this Agreement and through the Closing and each subdivision thereof including states, provinces, counties, parishes and cities ("Buyer Restricted Territories"). Notwithstanding the
                           ----------------------------
     foregoing, Shareholders (including their affiliates) may be the owner of not more than 2% (in the aggregate) of the outstanding capital stock of any publicly traded corporation engaged in a Prohibited Activity or an unlimited amount of the stock of Buyer or its successor. For purposes of this Section 6.6(b), "Prohibited Activity" shall mean (i) any activity
                           -------------------
     described in Section 6.6(d)(ii) or any other activity that is the same as, similar to, or competitive with any activity engaged in by Buyer, CTC, Spectrum, CTC(PR), CTI Ltd., CTS Ltd., CTF Plc, or any other affiliate of Buyer in the 12 month period preceding the date of this Agreement and through the Closing, (ii) soliciting, consulting for, being employed by or acting as an agent for (directly or indirectly) any prior or existing client or competitor of the Buyer, CTC, Spectrum, CTC(PR), CTI Ltd. or an other affiliate of Buyer with respect to those activities specified in (i) above, and (iii) soliciting, inducing or enticing the employment or hire of any employee of the Buyer, CTC, Spectrum, CTC(PR), CTI Ltd., CTS Ltd., CTF Plc, or any other affiliate of Buyer.

               (c)  The parties intend that the covenants contained in Sections
     6.6 (a) and (b) shall be construed as a series of separate covenants, one for each country described above and each legal subdivision thereof including states, provinces, counties, parishes and cities. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in Sections 6.6(a) and (b). If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in Sections 6.6 (a) and (b), then the unenforceable covenant shall be deemed eliminated from such provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (d)  (i)   TEA is currently in the business of providing site
     acquisition and development services (consisting of negotiation of site leases or purchases, obtaining necessary governmental and third party consents and approvals and tower site design and construction project management) to third party enterprises that will own or lease such sites for the purpose of developing one or more antennas and related structures to be used for telecommunication purposes. TeleStructures is currently in the business of (i) designing, distributing and/or manufacturing design components for antenna concealment and (ii) designing and building (or managing the construction of) aesthetic and environmentally neutral towers for third parties which will allow them to build and own towers in areas that otherwise would restrict, oppose or prohibit the building of a tower.

               (ii) Buyer, CTC, Spectrum, CTC(PR) or CTI Ltd. is currently in the business of (a) telecommunication site, tower and related structures and equipment acquisition, ownership, management and leasing, (b) installing/constructing, operating and maintaining telecommunication sites and site equipment for or on rooftops, antenna/tower sites and fiber, (c) specialized mobile radio and (d) radio microwave.

               (iii) For the purpose of this Section 6.6, "client" means any person (including an affiliate of such person) to whom the applicable person is or has provided services at anytime during the applicable period prior to the date of the prohibited activity and "person" means an individual, corporation, partnership, limited liability company or any other entity. A person shall be deemed affiliated with another person if, directly or indirectly, it controls, is controlled by or is under common control with such person. Further, a person is considered engaged in an activity if it contemplated engaging in such activity as evidenced by definitive plans, marketing and sales efforts.

               (iv) The restrictions pursuant to this Section 6.6 are not applicable to Minnich and Pugh.

          (e)  The 60 month non-compete period applicable to a Shareholder in
Section 6.6(a) and (b) shall be reduced to (i) a 12 month period following payment default on the Note payable to such Shareholder if such default is not cured within five (5) days after written notice to Buyer, (ii) July 1, 2001 if Buyer delays its initial public offering beyond June 30, 1999, and (iii) a 12 month period following termination of employment of such Shareholder if the non-compete provisions contained in the applicable Executive Employment Agreement with such Shareholder are reduced pursuant to Section 10.3 of such agreement.

          6.7  "Piggy-Back" Registration.  If Buyer (or its successor) at any
                ------------------------
time proposes to register any of Buyer Class B Stock (or shares issued in exchange therefor or in respect thereof) under the Securities Act for sale to the public, whether for its own account or for the account of other stockholders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Buyer Class B Stock issued pursuant to the Merger (or shares issued in exchange therefor or in respect thereof) ("Restricted Stock") for sale to the public), each such time it will
           ----------------
give written notice to B. Neurohr, Jones and Pugh of its intention so to do. Upon the written request of B. Neurohr, Jones and Pugh, received by Buyer (or its successor) within 20 days after the giving of any such notice by Buyer (or its successors), to register any of the Restricted Stock, Buyer (or its successor) will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included, at Buyer's or its successor's expense, in the Buyer Class B Stock to be covered by the registration statement proposed to be filed by Buyer (or its successor), all to the extent requisite to permit the sale or other disposition by B. Neurohr, Jones and Pugh, as applicable, of such Restricted Stock so registered. In the event that any registration pursuant to this Section 6.7 shall be, in whole or in part, an underwritten public offering, the number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Buyer (or its successor) therein; provided, such reduction is shared pro rata with other shareholders requesting registration. Notwithstanding the foregoing provisions, Buyer (or its successor) may withdraw or suspend any registration statement referred to in this Section 6.7 without thereby incurring any liability. The "piggy-back" registration right pursuant to this Section 6.7 (i) requires at least 500 shares of Restricted Stock to be registered, (ii) terminates ten years from the date of this Agreement and (iii) is non transferable.

          6.8  TEA Code Section 338(h)(10) Election.  Shareholders agree to make
               ------------------------------------
a valid Code Section 338(h)(10) election as to TEA including the execution and delivery of IRS Form 8023-A and similar elections at the state level. The sale of the TEA Stock pursuant to this Agreement shall be treated for federal and state income tax purposes as an asset sale by TEA and the liquidation of TEA to the applicable Shareholders. The fair market value and purchase price of the TEA assets for purposes of Code Sections 338 and 1060 are as indicated on Exhibit
                                                                      -------
6.8.
---

          6.9  Merger.  Buyer and Shareholders contemplate that the Merger will
               ------
be a "reorganization" pursuant to Code Section 368(a)(2)(E) and shall report the Merger consistent with such characterization.

          6.10 Wachovia Loan.  Buyer acknowledges that B. Neurohr has guaranteed
               -------------
the obligation of TEA to Wachovia Bank of Georgia, N.A. ("Wachovia Obligations")
                                                          --------------------
and it agrees to indemnify and hold B. Neurohr harmless on the Wachovia Obligations. Further,

Buyer diligently will attempt to have B. Neurohr released from the guarantee on the Wachovia Obligation by May 31, 1997.

                                  ARTICLE VII
                                  -----------

                                    CLOSING
                                    -------

          7.1  Closing.  The acts and events that occur for the purpose of
               -------
consummating  this Agreement and the related agreements referred to herein

("Closing") shall take place on the effective date of this Agreement ("Closing
---------                                                              -------
Date") at the offices of Brown, Parker & Leahy, L.L.P., 1200 Smith, Suite 3600,
----
Houston, Texas 77002. This Agreement is being executed and delivered simultaneously with the Closing. The parties contemplate that the Closing will actually occur via the transfer of documents by fax and Federal Express and the wire transfer of funds.

          7.2  Deliveries at the Closing by Shareholders.  At the  Closing,
               -----------------------------------------
Shareholders shall deliver or cause to be delivered to Buyer:

               (a)  A duly executed original of this Agreement;

               (b) An opinion of Rowe, Foltz & Martin, P.C., Sellers' and TEA Shareholders' counsel, dated the Closing Date, in substantially the form of

     Exhibit 7.2(b);
     --------------

               (c) Duly executed stock certificates transferring the TEA Stock and TeleShare Stock to Buyer;

               (d) A duly executed original Merger Plan and Certificate of Merger by TeleStructures;

               (e) A duly executed stock certificate issuing the TeleStructures Stock to Buyer pursuant to the Merger;

               (f) Cancelled stock certificates evidencing the TeleStructures Stock held by the Shareholders prior to the Merger;

               (g) A duly executed Buyer Stockholders Agreement plus the Investment Letter;

               (h) Employee Nondisclosure and Development Agreements in substantially the form of Exhibit 7.2(h);
                               --------------

               (i) Executive Employment Agreements from B. Neurohr, Jones and Pugh in substantially the form of Exhibit 7.2(i);
                                       --------------

               (j) A completed Form 8023-A (Corporate Qualified Stock Purchase) making a Code Section 338(h)(10) election for TEA and executed by all Shareholders;

               (k) Written consent to this Agreement (including termination of the 1996 Agreement and application of the option proceeds) by TEA and TeleStructures;

               (l) Resignation of all directors of TEA, TeleStructures and TeleShare except for B. Neurohr and Jones as to TEA and TeleStructures;

               (m) Copies of the certified resolutions of TeleStructures' directors and shareholders described in Section 3.19, together with an executed Secretary's certificate certifying the adoption and continuing validity of such resolutions and that such authorizations remain in full force and effect; and

               (n) Such other documents as are reasonably requested by Buyer or its counsel.

          7.3  Deliveries at the Closing by Buyer.  At the Closing, Buyer shall
               ----------------------------------
deliver or cause to be delivered to Shareholders:

               (a)  A duly executed original of this Agreement;

               (b) The sum of $5,999,000.00 in the manner described in Section 2.2(a);

               (c)  The Notes duly executed;

               (d)  The sum of $1,000.00 in the manner described in Section
     2.2(c);

               (e)  The sum of $250,018.00 pursuant to the Merger:

               (f) Duly executed stock certificates transferring the Buyer Class B Common Stock issued to Shareholders pursuant to the Merger;

               (g)  A duly executed original Merger Plan by Castle TTT;

               (h) An opinion of Brown, Parker & Leahy, L.L.P., Buyer's counsel, dated the Closing Date, in substantially the form of Exhibit
                                                                   -------
     7.3(h);
     ------

               (i) Copies of the certified resolutions of Buyer's and Castle TTT directors and shareholder described in Section 4.2, together with an executed Secretary's certificate certifying the adoption and continuing validity of such resolutions and that such authorizations remain in full force and effect;

               (j) Written consent to this Agreement (including termination of the 1996 Agreement and application of option proceeds) by Castle TTT; and

               (k) Such other documents as reasonably requested by Sellers or their counsel.

          7.4  Certificate of Merger.  At the Closing, Buyer and Shareholders
               ---------------------
shall cause a Certificate of Merger meeting the requirements of applicable law to be properly executed and filed in accordance with applicable law effective on the Closing Date.


                                  ARTICLE VIII
                                  ------------

                        INDEMNIFICATION AND SURVIVAL OF
                        -------------------------------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          8.1  Survival of Representations, Warranties, Covenants and
               ------------------------------------------------------
Agreements. The representations, warranties, covenants and agreements of Shareholders and Buyer contained herein (including the exhibits attached hereto) or in any document, certificate or other instrument delivered by or on behalf of the Shareholders or Buyer pursuant to this Agreement (all such representations, warranties, covenants and agreements of a Shareholder are referred to as

"Sellers' Obligations", and all such representations, warranties, covenants and
---------------------
agreements of Buyer are  referred to as "Buyer's Obligations") shall survive for
                                         -------------------
24 months after the Closing. The above limitation period is not applicable to the covenants pursuant to Sections 6.3, 6.5, 6.6, 6.7 and 6.10 or to any tax obligations (including interest and penalties). Any investigations made by or on behalf of Buyer or Shareholders prior to the Closing Date shall not affect Seller's Obligations or Buyer's Obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of Buyer or Shareholders, notwithstanding the existence of any facts that Buyer or Shareholders knew or should have known at the time of Closing.

          8.2  Indemnification of Buyer.  The Shareholders, jointly and
               ------------------------
severally, shall indemnify, defend and hold Buyer harmless with respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties and attorneys' fees ("Claims") that Buyer shall incur or suffer, which
                                ------
arise, result from, or relate to: (i) any breach by a Shareholders of Sellers' Obligations.

          8.3  Claims for Indemnification.  Whenever any Claim shall arise for
               --------------------------
indemnification of Buyer under this Article VIII, Buyer shall notify the Shareholders of the Claim and, when known, the facts constituting the basis for such Claim. Buyer shall give the Shareholders a reasonable opportunity to defend any such Claim at their own expense and with counsel of their own selection; provided, that Buyer shall at all times also have the right to fully participate in the defense at its own expense. If the Shareholders shall, within a reasonable time after notice, fail to defend, Buyer shall have the right to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the Claim on behalf, for the account, and at the risk, of the Shareholders. Buyer shall notify the Shareholders in writing of the existence of any Claim to which indemnification by the Shareholders would apply, but failure to so notify the Shareholders shall not relieve the

Shareholders of any liability hereunder unless, and to the extent, such failure materially and adversely effects Shareholders' rights to defend such Claim.

          8.4  Manner of Indemnification of Buyer.  A Claim resulting in any
               ----------------------------------
loss, obligation, costs, expenses, liability or damages of any nature indemnified by the Shareholders under this Article VII shall be effected by delivery of a cashier's or certified check to Buyer not later than 14 days from the date of resolution of such Claim. Buyer shall have the right to offset any and all amounts owing from Buyer to the Shareholders (whether arising hereunder, under any other document executed in connection herewith or otherwise) against any and all amounts owed to Buyer by the Shareholders (whether arising hereunder, under any other document executed in connection herewith or otherwise).

          8.5  Indemnification of the Shareholders.  Buyer shall indemnify,
               -----------------------------------
defend and hold harmless any of the Shareholders against and in respect of any and all Claims that any of the Shareholders shall incur or suffer that arise, result from or relate to any breach of Buyer's Obligations.

          8.6  Claims for Indemnification.  Whenever any Claim shall arise for
               --------------------------
indemnification of the Shareholders under this Article VII, the Shareholders shall notify Buyer of the Claim and, when known, the facts constituting the basis for such Claim. The Shareholders shall give Buyer a reasonable opportunity to defend any such Claim at its own expense and with counsel of its own selection; provided, that the Shareholders shall at all times also have the right to fully participate in the defense at their own expense. If Buyer shall, within a reasonable time after notice, fail to defend, the Shareholders shall have the right to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the Claim on behalf, for the account, and at the risk, of Buyer. The Shareholders shall notify Buyer in writing of the existence of any Claim to which Buyer's indemnification would apply, but failure to so notify Buyer shall not relieve Buyer of any liability hereunder unless, and to the extent, such failure causes Buyer to lose the right to assert a reasonable defense to such Claim.

          8.7  Manner of Indemnification of  the Shareholders.   A Claim
               ----------------------------------------------
resulting in any loss, obligation, costs, expenses, liability or damages of any nature indemnified by the Buyer under this Article VIII shall be effected by the delivery of a cashier's or certified check not later than 14 days from the date of resolution of such Claim.

          8.8  Limitations.  Notwithstanding anything to the contrary contained
               -----------
in this Article VIII, Shareholders shall have no obligation to indemnify Buyer and Buyer shall have no obligation to indemnify Shareholders until the aggregate loss to Buyer or Shareholders, as applicable, for all Claims exceeds $40,000; provided, once the sum of $40,000 in aggregate loss for all Claims is exceeded, the total amount of the aggregate Claims shall be collected by Buyer or Shareholders, as applicable, without regard to such $40,000 amount. Further, notwithstanding anything to the contrary contained in this Article VIII, the aggregate liability of Shareholders or Buyer to indemnify Buyer or Shareholders, as applicable, pursuant to this Article VIII, shall be limited to $12,372,000.00.

          8.9  Minnich, F. Neurohr and Pugh Limitations.  Notwithstanding
               ----------------------------------------
anything to the contrary contained in this Article VIII, the obligation of Minnich and F. Neurohr pursuant to this Article VIII is limited to Claims relating to TEA and the obligation of Pugh pursuant to this Article VIII is limited to Claims relating to TeleStructures.

          8.10 Subrogation.  To the extent that an indemnifying person is or
               -----------
becomes liable for a claim under this Article VIII, such person shall be subrogated to all of the rights of the indemnified person and shall have the right of substitution in the place of the indemnified person with respect to possible claims against third persons.

                                   ARTICLE IX
                                   ----------

                                 MISCELLANEOUS
                                 -------------

          9.1  Notices.  All notices, requests, demands and other communications
               -------
hereunder shall be in writing and shall be deemed given if delivered personally, sent by telefacsimile or similar device, or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

   If to Buyer:             Castle Tower Holding Corp.
                            510 Bering Drive, Suite 310
                            Houston, Texas 77057
                            Fax:(713) 974-1926
                            Attn:  Ted B. Miller, Jr.

   With a copy to:          Brown, Parker & Leahy, L.L.P.
                            1200 Smith Street, Suite 3600
                            Houston, Texas 77002
                            Fax: (713) 654-1871
                            Attn:  E. Blake Hawk

   If to Shareholders:      TEA Group Incorporated
                            1040 Crown Pointe Parkway, Suite 800
                            Atlanta, Georgia 30338
                            Fax: (770) 481-2150
                            Attn:  Bruce W. Neurohr, Charles Jones,
                            Ronald Minnich, Ferdinand Neurohr and Terry Pugh

   With a copy to:          Rowe, Foltz & Martin, P.C.
                            Five Piedmont Center, Suite 750
                            Atlanta, Georgia 30305
                            Fax: (404) 237-1659
                            Attn:  Paul R. Shlanta

Notice deposited in the mail in the manner described above shall be effective three (3) days after such deposit. Each party may change from time to time its address to another address in the United States of America by giving five (5) days written notice to the other parties.

          9.2  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Texas.

          9.3  Publicity.  The parties agree that press releases and other
               ---------
announcements to be made by a Shareholder with respect to the transactions contemplated herein shall be subject to approval by Buyer.

          9.4  Entire Agreement; Modification; Waiver.  This Agreement and the
               --------------------------------------
agreements referenced herein constitute the entire agreement among the parties pertaining to the subject matter contained herein, and supersede all prior and contemporaneous agreements, representations and undertakings of the parties including the 1996 Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          9.5  Severability.  Any provision of this Agreement that is invalid,
               ------------
illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

          9.6  Payment of Expenses.  Each of the parties shall pay all costs and
               -------------------
expenses incurred or to be incurred by it in negotiating and preparing this Agreement, and in closing and carrying out the transactions contemplated hereby.

          9.7  Assignment and Binding Effect.  Except as otherwise herein
               -----------------------------
provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors (including successors by merger or consolidation) and assigns.

          9.8  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

          9.9  Headings.  Article, section and exhibit headings contained in
               --------
this Agreement (including attached exhibits) are for convenience only and shall in no way enlarge or limit the scope or meaning of the various articles, sections or exhibits.

          9.10 Business Days.  In the event that any date or any period provided
               -------------
for in this Agreement shall end on a Saturday, Sunday or legal holiday, the applicable period shall be extended to the first business day following each Saturday, Sunday or legal holiday.

          9.11 Arbitration.   If there is a disagreement between a Shareholder
               -----------
and Buyer as to any matter covered by this Agreement and the parties are unable to resolve such disagreement, either party may elect to resolve the matter by binding arbitration by giving written notice to the other party ("Arbitration
                                                                  -----------
Notice") that the issue shall be determined by binding arbitration pursuant to
------
the Rules and Procedures of the American Arbitration Association ("AAA") which
                                                                   ---
rules and procedures are hereby incorporated by reference for this purpose; provided, that the selection of the arbitrator shall be made as follows: within 10 business days from the actual receipt of a list of arbitrators provided by AAA, the Shareholder and Buyer, as applicable, shall each select an arbitrator from such list and the lists used by each party shall be identical and the arbitrators named shall select one other arbitrator within 15 business days after their selection. The Arbitration Notice shall be sent to the AAA office in Tampa, Florida. If the arbitrators are unable to agree on a third arbitrator, the selection shall be made by a judge of the state circuit courts of Hillsborough County, Florida. If any party fails to act within the time set out, the arbitrators designated shall proceed with the arbitration. The arbitration proceedings shall take place in Tampa, Florida, within 60 days following the selection of the last arbitrator (unless the arbitrators extend such date) and the arbitrators shall deliver a decision within 30 days of the hearing. Each party shall pay the fees and expenses of the arbitrator appointed by it and a pro rata share of the fees and expenses of the arbitrator appointed by their respective appointees. Further, each party shall pay its own fees and expenses and a pro rata share of the forum charges imposed by AAA. The arbitrators shall have authority to include the fees and expenses described in this Section 9.11 as part of their award provided that the fees and expenses are allocated as contemplated by this Section 9.11. A decision resulting from the arbitration shall be final and not appealable and any party shall have the right to obtain an order from a court of competent jurisdiction for enforcement of such decision. If any provision of this Section 9.11 conflicts with the Rules and Procedures of AAA, the provision in this Section 9.11 shall control.

          9.12 Exhibits.  The failure of any Shareholder to include information
               --------
on any Exhibit hereto shall not be deemed a breach of the representation or warranty related to such Exhibit if the information required to be disclosed on such Exhibit is clearly disclosed and apparent on another Exhibit to this Agreement.

          9.13 1996 Agreement.  The 1996 Agreement is terminated.
               --------------

          IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement effective as of the day and year first above written, in multiple originals.


                              CASTLE TOWER HOLDING CORP.


                              By:  /s/ John L. Gwyn
                                  ----------------------------------------
                                     John L. Gwyn, Sr. V.P. (Operations)


                               /s/ Bruce W. Neurohr
                              --------------------------------------------
                              BRUCE W. NEUROHR

                               /s/ Charles H. Jones
                              --------------------------------------------
                              CHARLES H. JONES

                               /s/ Ronald J. Minnich
                              --------------------------------------------
                              RONALD J. MINNICH

                               /s/ Ferdinand G. Neurohr
                              --------------------------------------------
                              FERDINAND G. NEUROHR

                               /s/ Terrel W. Pugh
                              --------------------------------------------
                              TERREL W. PUGH

The undersigned corporations consent to the terms of this Stock Purchase Agreement including termination of the Partnership and Stock Purchase Agreement dated July 31, 1996, by and between Castle Tower TTT Corporation, TEA Group Incorporated, TeleStructures, Inc., Bruce W. Neurohr, Charles H. Jones, Ronald
J. Minnich and Ferdinand G. Neurohr and the application of the option proceeds pursuant to this Stock Purchase Agreement.


                              CASTLE TOWER TTT CORPORATION

                              By:  /s/ John L. Gwyn
                                 ----------------------------------------
                                    John L. Gwyn,
                                    Senior Vice President (Operations)


                              TEA GROUP INCORPORATED

                              By:  /s/ Bruce W. Neurohr
                                 ----------------------------------------
                                    Bruce W. Neurohr, President


                              TELESTRUCTURES, INC.

                              By:  /s/ Charles H. Jones
                                 ----------------------------------------
                                    Charles H. Jones, President